Exhibit 10.3
AGREEMENT TO RESTRUCTURE
     This agreement to restructure (this “Agreement”) is dated as of November 15, 2006 and is entered into between Pac-West Telecomm, Inc. (the “Borrower”) and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. (the “Lender” and, together with the Borrower, the “Parties”).
RECITALS
     On May 21, 2004, Borrower delivered to Lender that certain Collateral Installment Note of even date in the original principal amount of Two Million Four Hundred Thousand Eight Hundred Eighty Seven and 18/100 Dollars ($2,400,887.18) which is secured as provided by that certain Term Loan and Security Agreement of even date between Borrower and the Lender (collectively, the “May 2004 Loan Agreement”). Under the May 2004 Loan Agreement, the Borrower is obligated to make monthly payments to Lender in the amount of approximately $76,046.54 per month, with the final monthly payment due to Lender on June 1, 2007.
     On July 2, 2005, Borrower delivered to Lender that certain Collateral Installment Note of even date in the original principal amount of Two Million Nine Hundred Ninety Six Thousand Four Hundred Forty Five Thousand and 82/100 Dollars ($2,996,445.82) which is secured as provided by that certain Term Loan and Security Agreement of even date between Borrower and the Lender (collectively, the “June 2004 Loan Agreement”). Under the June 2004 Loan Agreement, the Borrower is obligated to make monthly payments to Lender in the amount of approximately $94,889.92 per month, with the final monthly payment due to Lender on August 1, 2007.
     On May 27, 2005, Borrower delivered to Lender that certain Collateral Installment Note of even date in the original principal amount of One Million Nine Hundred Forty Nine Thousand Ninety dollars and 94/100 ($1,949,090.94) which is secured as provided by that certain Term Loan and Security Agreement of even date between Borrower and the Lender (collectively, the “May 2005 Loan Agreement”). Under the May 2005 Loan Agreement, Borrower is obligated to make monthly payments to Lender in the amount of approximately $61,671.35 per month, with the final monthly payment due to Lender on June 1, 2008.
     On November 30, 2005, Borrower delivered to Lender that certain Collateral Installment Note of even date in the original principal amount of four hundred seventy four thousand, five hundred eighty eight dollars and 64 /100 ($4,474,588.64) which is secured as provided by that certain Term Loan and Security Agreement of even date between Borrower and the Lender (collectively, the “November 2005 Loan Agreement”). Under the November 2005 Loan Agreement, Borrower is obligated to make monthly payments to Lender in the amount of approximately $142,866.14 per month, with the final monthly payment due to Lender on December 1, 2008.

     Pursuant to the Existing Loan Agreements (defined below), the Lender agreed, at the request of the Borrower and from time to time, to lend money, advance funds or otherwise extend credit to Borrower so that Borrower could purchase telecommunication and related equipment, in accordance with the terms and provisions of the Existing Loan Documents (defined below).
     Pac-West Funding Company LLC and Borrower have requested that the Lender agree to restructure the Obligations of the Borrower under the Existing Loan Documents.
     Subject to the satisfaction of certain conditions precedent as and when set forth in Section 4(b) of this Agreement, Lender has agreed to restructure the Obligations under the Existing Loan Documents but only on the terms and conditions set forth herein.
     NOW THEREFORE, in consideration of the recitals and the mutual agreements set forth herein, the Parties agree as follows:
     1. Definitions.
     Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in the Existing Loan Agreements. As used herein, the following terms shall have the meanings set forth below.
     “Existing Loan Agreements” means, collectively, the May 2004 Loan Agreement, the June 2004 Loan Agreement, the May 2005 Loan Agreement and the November 2005 Loan Agreement.
     “Existing Loan Documents” means, collectively, the Existing Loan Agreements and all documents executed in connection with the Existing Loan Agreements and all other agreements and documents relating to the Obligations under the Existing Loan Documents executed and delivered pursuant to the Existing Loan Documents prior to the date hereof (in each case, as amended, restated, supplemented or otherwise modified from time to time).
     “Obligations” means all liabilities, indebtedness of the Borrower to Lender, howsoever created, arising or evidenced, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary or joint or several, and without limiting the generality of the foregoing, shall include principal, accrued interest (including, without limitation, interest accruing after the filing of any petition in bankruptcy), all advances made by or on behalf of Lender under the Existing Loan Documents and the New Loan Documents (defined below), collection and other costs and expenses incurred by or on behalf of Lender, whether incurred before or after judgment, and all present or future liabilities, indebtedness and obligations of Borrower under any other note or evidence of indebtedness to Lender.
     “Senior Loan Facility” means the Amended and Restated Loan and Security Agreement, dated as of November 15, 2006, by and between Pac-West Funding Company LLC, as Lender (“PWFC”), the Borrower, Pac-West Telecom of Virginia, Inc., PWT Services, Inc., and PWT of New York, Inc. (prior to giving effect to any amendments or modifications thereto).

     “Senior Notes” means the 13.5% senior notes of Borrower due 2009.
     “Stock Purchase Agreement” means that certain Preferred Stock Purchase Agreement, dated as November 15, 2006, by and between the Borrower and Pac-West Acquisition Company, LLC, as amended, restated or otherwise modified.
     2. Reaffirmation of Obligations.
     (a) The Borrower acknowledges, agrees and reaffirms that (i) the Existing Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms of the Existing Loan Documents, and (ii) as of the close of business on November 13, 2006, it is indebted to Lender, in each case exclusive of accrued or accruing but unpaid interest, costs, fees and expenses as follows:
     $517,166.69 in connection with the May 2004 Loan Agreement;
     $823,804.50 in connection with the June 2004 Loan Agreement;
     $1,092,026.33 in connection with the May 2005 Loan Agreement; and
     $3,237,004.85 in connection with the June 2005 Loan Agreement.
     3. Waiver and Forbearance.
     (a) Lender hereby waives any and all breaches, Defaults or Events of Default under the Existing Loan Documents and, after the Restructuring Effective Date, the New Loan Documents arising solely as a result of the consummation of, and the events leading up to, the transactions contemplated by the Senior Loan Facility, the Stock Purchase Agreement and the Exchange Offer (defined below). Each of Lender and Borrower hereby agrees that the requirement set forth under each of the Existing Loan Documents that the aggregate unrestricted cash and unrestricted marketable securities owned and controlled by Borrower exceed of the lesser of (1) $5,000,000.00 or (2) the amount of indebtedness evidenced by the Obligations is hereby suspended in its entirety through and including April 1, 2007 (the “Liquidity Covenant”).
     (b) Lender agrees to forbear from exercising its rights and remedies against the Borrower solely with respect to an Event of Default that arises solely from the failure of Borrower to make the regular monthly payments due to Lender on each of January 1, 2007 and February 1, 2007 as required by the Existing Loan Agreements. Nothing herein shall be deemed to waive or forgive the regular monthly payments due to Lender on each of January 1, 2007 and February 1, 2007 as required by the Existing Loan Agreements and such payments shall be made as set forth below.
     (c) The Borrower further agrees and acknowledges that if the Restructuring Effective Date (as defined below) does not occur, then the regular monthly payments due to Lender on each of January 1, 2007 and February 1, 2007 as set forth in the Existing Loan Agreements shall be due on the maturity date under the Existing Loan Agreements whether pursuant to acceleration or otherwise.

     (d) The Borrower further agrees and acknowledges that except as set forth in Section 3(a) and (b) hereof, no action taken by Lender shall (i) constitute a waiver or modification of any term or condition of the Existing Loan Documents or (ii) constitute a waiver of any Event of Default, any unsatisfied condition precedent or otherwise prejudice any rights or remedies which Lender now has or may have in the future under the Existing Loan Documents, the New Loan Documents (defined below), applicable law or otherwise. Other than as set forth in Section 3(a) and 3(b) hereof, nothing contained herein shall in any way be deemed to limit or prevent Lender from upon the occurrence of an Event of Default, accelerating the Obligations, commencing any action or actions to collect the Obligations, foreclosing or otherwise realizing on the Collateral, or taking any other enforcement action against the Borrower to the extent permitted herein under the Existing Loan Documents, or the New Loan Documents. Without limiting the generality of the foregoing, Lender expressly reserves all rights and remedies which it now has or may have in the future under the Existing Loan Documents, the New Loan Documents, applicable law or otherwise, including, without limitation, all rights and remedies in connection with any existing Event of Default.
     4. Restructured Obligations.
     (a) Subject to the satisfaction of the conditions precedent set forth in Section 4(b) below and Lender’s receipt of written notice that Borrower has elected to restructure the Obligations under the Existing Loan Documents, which notice shall have been received by Lender at least five Business Days before the Restructuring Effective Date (defined below), on March 1, 2007, and, if not exercised on or before March 1, 2007, on or prior to the first Business Day of any calendar month after March 1, 2007 (the “Restructuring Effective Date”), the Obligations under the Existing Loan Documents shall be restructured as follows:
     (i) The Obligations shall be paid over a term of 30 months commencing on the Restructuring Effective Date with $75,000 due by Borrower to Lender on the Restructuring Effective Date and, $75,000 due by Borrower to Lender on the first calendar day of each of the next 14 calendar months thereafter, and $125,000 due by Borrower to Lender on the first calendar day of each of the following months thereafter through and including July 1, 2009, with all remaining principal, interest and other Obligations due and payable on August 1, 2009. All Obligations shall bear interest at 9.11% per annum.
     (ii) Borrower acknowledges and agrees that (1) until the Restructuring Effective Date, the Existing Loan Documents shall remain in full force and effect, the Borrower shall make all regular and timely payments due under the Existing Loan Documents (other than as specifically set forth in Section 3(b) hereof), including, without limitation, the $375,473.95 payment due to Lender on or before December 1, 2006 (the “December Payment”), and the Obligations shall remain due and owing in accordance with the terms of the Existing Loan Documents, and (2) this Agreement shall not serve to effect a novation of the Obligations under the Existing Loan Documents.
     (iii) Upon Lender’s receipt of Borrower’s timely notice that Borrower intends to restructure the Obligations under the Existing Loan Documents, Lender shall provide Borrower with a new note reflecting the payment terms set forth in Section 4(a)(i) above (the “New Note”) and a credit agreement which amends and restates the Existing Loan Agreements and which shall be on substantially similar terms and conditions as the Existing Loan Agreements and which shall not include the Liquidity Covenant (the “Amended and Restated Loan Agreement”) and all other ancillary documents which are deemed reasonably necessary by Lender to effectuate the restructuring of the Obligations of the Borrower under the Existing Loan Documents as permitted hereby (together with the New Note and the Amended and Restated Loan Agreement, the “New Loan Documents”). Lender agrees that upon the receipt of the New Note in accordance with Section 4(b)(iv), Lender will return to Borrower all notes executed in connection with the Existing Loan Agreements. The Liens granted to Lender pursuant to the Existing Loan Agreements shall at all times remain perfected and in full force and effect.
     (b) The Borrower shall not be entitled to exercise the option to restructure the Obligations under the Existing Loan Documents unless all of the following conditions precedent have been met to the satisfaction of Lender in its sole discretion:
          (i) Except as set forth in Section 3(b) herein, Lender shall have received all scheduled payments due under the Existing Loan Agreements prior to the Restructuring Effective Date, including, without limitation, the December Payment;
          (ii) Lender shall have received each Semi-Annual Interest Payment, if any, then due to Lender in accordance with Section 5 hereof;
          (iii) Borrower shall have provided satisfactory evidence to the Lender that (a) Borrower has fully drawn the full amount of the Tranche A Term Loan (as defined in the Senior Loan Facility), (b) the Tranche B Availability Date (as defined in the Senior Loan Facility) has occurred, and (c) Borrower has the right to request Advances (as defined in the Senior Loan Facility);
          (iv) Lender and Borrower shall have exchanged fully executed New Loan Documents and other documents which Lender deems reasonably necessary to effectuate the restructuring of the Obligations under the Existing Loan Documents as permitted hereby;
          (v) Borrower shall have provided to Lender the same financial information as is provided or is available to PWFC; and
          (vi) Lender shall have been reimbursed by Borrower for the reasonable documented fees and expenses of Lender’s counsel incurred in connection with this Agreement.
     5. Semi-Annual Interest Payment.
     (a) Borrower has entered into a letter agreement pursuant to which the other party thereto has, subject to the terms and conditions thereof, committed to cause the tender into an exchange offer made to holders of Senior Notes of approximately $21.0 million of Senior Notes for which it holds investment discretion for the same principal amount of new 13.5% Senior Priority Notes due 2009 (the “Exchange Offer”). To the extent Borrower receives and accepts as part of the Exchange Offer tenders of Senior Notes in excess of $21.0 million in principal amount, the amount of interest associated with Senior Note principal amount tendered in excess of $21.0 million is referred to herein as the “Senior Note Interest Savings.”

     (b) If Borrower receives and accepts as part of the Exchange Offer tenders of Senior Notes in excess of $21.0 million in principal amount, until the Obligations are paid in full in cash, within five (5) business days of the payment of interest by Borrower in connection with each Interest Payment Date (as defined in the Senior Notes) following consummation of the Exchange Offer, Borrower shall make a payment to Lender equal to 20% of any Senior Note Interest Savings in respect of such Interest Payment Date, which amount, if any, shall be added to the payments otherwise due under the Existing Loan Documents prior to the Restructuring Effective Date and after the Restructuring Effective Date, to the principal balance otherwise due under the New Loan Documents.
     6. Additional Affirmative Covenants.
     Except as otherwise set forth herein, Borrower agrees that from and after the Closing Date and until the date on which the Obligations have been indefeasibly repaid in full in cash it will:
     (a) comply with all of the terms of this Agreement, the Existing Loan Documents, and after the Restructuring Effective Date, the New Loan Documents;
     (b) comply in all material respects with all applicable laws, rules, regulations and orders any governmental or quasi-governmental authority (including, without limitation, laws, rules, regulations and orders relating to taxes of any kind or nature);
     (c) provide to Lender, as soon as available, but in any event within thirty (30) days after the end of each calendar month, a consolidated and consolidating balance sheet, statement of cash flows and income statement prepared by Borrower covering Borrower’s operations during such period, in a form reasonably acceptable to Lender and certified to be true and correct to the best knowledge of a responsible officer of the Borrower.
     7. Representations and Warranties.
     To induce Lender to enter into this Agreement, the Borrower, represents, warrants and covenants to Lender that the following statements are, and will remain, true, correct and complete until the date on which the Obligations have been indefeasibly repaid in full in cash:
     (a) No representation or warranty of Borrower contained in this Agreement or any other document, certificate or written statement furnished to Lender by or on behalf of Borrower for use in connection with this Agreement, the Existing Loan Documents or, after the Restructuring Effective Date, the New Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made;
     (b) The consummation of this Agreement does not and will not (i) violate or conflict with any laws, rules, regulations or orders of any nation or government, any state or other political subdivision thereof, or any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or (ii) violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any contractual obligation or organizational documents of the Borrower;

     (c) Borrower is duly organized and validly existing under the laws of its jurisdiction of organization and qualified to do business in all states where the nature of its business or the property owned by it make such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect. Borrower and each of its subsidiaries has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement and carry out the related transactions. This Agreement is the legally valid and binding obligation of the Borrower, and is enforceable against Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally or by general principles of equity;
     (d) All financial statements concerning the Borrower and its subsidiaries which have been or will hereafter be furnished to Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited financial statements, the absence of footnotes and normal year-end adjustments; and
     (e) Except as set forth on Schedule 7(e), neither Borrower nor any of its subsidiaries is the subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law.
     8. Covenants and Representations and Warranties Cumulative.
     Except as provided in Sections 3(a) and 3(b) hereof, the covenants, representations and warranties in Sections 6-7 of this Agreement shall be in addition to, and not in lieu of, the covenants, representations and warranties in the Existing Loan Documents, all of which are reaffirmed as of the date hereof.
     9. Defaults and Remedies.
     (a) Except as set forth in Sections 3(a) and 3(b) hereof, with respect to Borrower, it shall be an Event of Default under this Agreement, all Existing Loan Documents, and after the Restructuring Effective Date, all New Loan Documents if Borrower fails, in any way, to perform or comply with any term contained in this Agreement, in any of the Existing Loan Documents or the New Loan Documents (in each case, after giving effect to any cure period thereunder).
     (b) Except as set forth in Sections 3(a) and 3(b) hereof, upon the occurrence of any Event of Default described herein, Lender may exercise any remedies which may be available under this Agreement, the Existing Loan Documents, and after the Restructuring Effective Date, the New Loan Documents or applicable law, including, without limitation, accelerating the Obligations, commencing any action or actions to collect the Obligations, foreclosing or otherwise realizing on the Collateral, or taking any other enforcement action against the Borrower to the extent permitted under the Existing Loan Documents, or, after the Restructuring Effective Date, the New Loan Documents.

     10. Release of Lender.
     FOR THE CONSIDERATION SET FORTH HEREIN, BORROWER HEREBY RELEASES AND FOREVER DISCHARGES THE LENDER, ITS AFFILIATES, SUBSIDIARIES AND CONTROLLING PERSONS, ALL OF THEIR PRESENT AND FORMER OFFICERS, DIRECTORS, STOCKHOLDERS, PARTNERS, EMPLOYEES, ATTORNEYS, AGENTS AND OTHER REPRESENTATIVES AND THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, SUCCESSORS-IN-INTEREST, ASSIGNS, HEIRS, EXECUTORS, ADMINISTRATORS AND REPRESENTATIVES FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, COUNTERCLAIMS, SUITS, DEBTS, DUES, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, SPECIALTIES, COVENANTS, CONTRACTS, CONTROVERSIES, AGREEMENTS, PROMISES, VARIANCES, TRESPASSES, DAMAGES, JUDGMENTS, EXTENTS, EXECUTIONS, RIGHTS, CLAIMS, DEMANDS, LIABILITIES, LOSSES, RIGHTS TO REIMBURSEMENT, SUBROGATION, INDEMNIFICATION OR OTHER PAYMENT, COSTS OR EXPENSES, AND REASONABLE ATTORNEYS’ FEES, WHETHER IN LAW OR IN EQUITY, OF ANY NATURE WHATSOEVER, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, FIXED OR CONTINGENT, AND WHETHER REPRESENTING PAST, PRESENT OR FUTURE OBLIGATIONS, THAT ARE CONNECTED WITH, ARISE OUT OF, RELATE TO OR ARE OTHERWISE BASED IN WHOLE OR IN PART ON ANY ACTS, OMISSIONS, FACTS, MATTERS, TRANSACTIONS OR OCCURRENCES PRIOR TO THE CLOSING DATE THAT IN ANY WAY RELATE TO THE EXISTING LOAN DOCUMENTS, AFTER THE RESTRUCTURING EFFECTIVE DATE, THE NEW LOAN DOCUMENTS, THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY OTHER FINANCING ARRANGEMENT.
     11. Conditions to Closing.
     This Agreement shall become effective only upon the satisfaction of all of the following conditions precedent: (i) Lender shall have received executed signature pages for this Agreement signed by Lender, Borrower and PWFC and (ii) the representations and warranties contained herein shall be true and correct in all respects. The date that upon which the conditions precedent set forth in the preceding sentence are satisfied is referred to herein as the “Closing Date.” The Parties agree that, notwithstanding their execution of this Agreement as of the date listed above, if the Closing Date shall not have occurred by November 28, 2006 (or such later date as may be agreed to by the Parties in writing), this Agreement shall be void ab initio.
     12. Miscellaneous.
     (a) To the extent there is any conflict between this Agreement, any of the Existing Loan Documents and any of the New Loan Documents, the terms of this Agreement shall govern.
     (b) The Borrower agrees to indemnify, pay, and hold Lender and its respective officers, directors, employees, agents, and attorneys (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such

Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitee’s being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Existing Loan Documents or New Loan Documents; provided, however, that the Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.
          (c) Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Central time; (iii) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (iv) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.
          Notices shall be addressed as follows:

If to the Borrower:	Pac-West Telecomm, Inc.
1776 W. March Lane, Ste. 250
Stockton, California 95207
Attention: Chief Financial Officer
Fax (209) 926-4444

With a copy to:	Michelle Speller-Thurman
Jenner & Block LLP
330 N. Wabash Avenue
Chicago, IL 60611-7603
Tel (312) 840-8694
Fax (312) 840-8794

If to Lender:	John Lansing
Porfolio Manager
Merrill Lynch Capital,
a division of Merrill Lynch Business
Financial Services Inc.
222 N. LaSalle Street, 16th Floor
Chicago, IL 60601
Facsimile: (312) 499-3126

With a copy to:	Frank Schuble
Senior Transaction Attorney
Merrill Lynch Capital,
a division of Merrill Lynch Business
Financial Services Inc.
222 N. LaSalle Street, 16th Floor
Chicago, IL 60601
Facsimile: (312) 499-3126

and

David S. Heller
Latham & Watkins LLP
233 S. Wacker Drive, Suite 5800
Chicago, Illinois 60606
Facsimile: (312) 993-9767
          (d) No failure or delay on the part of Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any Existing Loan Document or New Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any Existing Loan Document or New Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.
          (e) Section headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.
          (f) THIS AGREEMENT AND EACH OF THE EXISTING LOAN DOCUMENTS AND NEW LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
          (g) THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE EXISTING LOAN DOCUMENTS OR THE NEW LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON THE BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE BORROWER’S REPRESENTATIVE, AT THE ADDRESS SET FORTH IN THIS

AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) BUSINESS DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, EXISTING LOAN DOCUMENTS OR ANY OF THE NEW LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF THE BORROWER OR ANY OF THEIR AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF THE BORROWER FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). THE BORROWER AGREES THAT LENDER’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. THE BORROWER IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER THEIR CONTROL AND RELATING TO THE DISPUTE.
     (h) THE BORROWER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE EXISTING LOAN DOCUMENTS AND THE NEW LOAN DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT LENDER HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE EXISTING LOAN DOCUMENTS AND THE NEW LOAN DOCUMENTS AND THAT LENDER WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE BORROWER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
     (i) This Agreement, Existing Loan Documents and the New Loan Documents shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of Lender.
     (j) No provision in this Agreement, the Existing Loan Documents or New Loan Documents and no course of dealing between the Parties shall be deemed to create any fiduciary duty owing to the Borrower by Lender. The Borrower agrees that Lender shall not have any liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by this Agreement, the Existing Loan Documents or the New Loan Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of Lender, as determined by a final non-appealable order by a court of competent jurisdiction. Lender shall not have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to this Agreement, the Existing Loan Documents or the New Loan Documents or the transactions contemplated hereby or thereby.
     (k) The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement, the Existing Loan Documents and the New Loan Documents with its legal counsel and that this Agreement, the Existing Loan Documents and the New Loan Documents shall be construed as if jointly drafted by the Lender and the Borrower.
     (l) All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.
     (m) This Agreement, the Existing Loan Documents and the New Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the Parties hereto. All Exhibits referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement. The terms of this Agreement shall control and supersede any provisions of the Existing Loan Documents and New Loan Documents to the extent that any provision of the Existing Loan Documents or New Loan Documents contradicts or otherwise is in variance with the terms of this Agreement.
     (n) This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

MERRILL LYNCH CAPITAL, a division of MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By:	/s/ Ferris W. Mapes

Name:	Ferris W. Mapes

Title:	Director

PAC-WEST TELECOMM, INC.

By:	/s/ Henry R. Carabelli

Name:	Henry R. Carabelli

Title:	President and Chief Executive Officer

ACKNOWLEDGED RECEIPT OF:
PAC-WEST FUNDING COMPANY LLC

By:	/s/ Kenneth D. Peterson, Jr.

Name:	Kenneth D. Peterson, Jr.

Title:	Manager